Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated January 31, 1996 with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


Registration Statement Number                              Description
-----------------------------                              -----------

 2-75916                                                   Form S-8
33-6610                                                    Form S-8
33-6612                                                    Form S-8
33-26917                                                   Form S-8
33-26918                                                   Form S-8
33-33251                                                   Form S-8
33-39607                                                   Form S-8
33-39608                                                   Form S-3
33-47651                                                   Form S-8
33-47652                                                   Form S-8
33-53807                                                   Form S-3
33-58795                                                   Form S-8
33-65013                                                   Form S-8


















/s/  ERNST & YOUNG LLP
Baltimore, Maryland
February 26, 1996